Exhibit 99.1

REGISTERED INVESTMENT ADVISORS

A Division of BB&T Asset Management, Inc.

Henry U. Harris, III • Dickinson B. Phillips • Bower R. Patrick, III • John C. Benedict

Thomas A. Lukic • Katherine C. Willis • James J. Izard, II • Betty B. Galloway

December 6, 2006

Mr. J. Alan Lindauer

Waterside Capital Corp.

500 East Main Street, Suite 800

Norfolk, Virginia 23510

Dear Alan:

It is with regret that I must resign from the Board of Waterside Capital effective immediately. I have been impressed by the hard work of the Board, the candor of the discussion, and the respect shown to the shareholders.

On a personal level, your leadership and empathy to those who work with you set a standard of excellence. Also, thank you for your persistent diligence during a difficult market environment.

My best to you always.

Sincerely,

/s/ Henry U. Harris, III
Henry U. Harris, III

cjm

Dominion Tower • 999 Waterside Drive • Suite 1925 • Norfolk, Virginia 23510-3307 • Phone 757-623-2491 • Fax 757-623-2614 • 800-386-1029